Contact	Chris Grandis	Moved on Business Wire
	Media Relations Director	November 9, 2011
Corporate
703.641.2316
cgrandis@csc.com

Bryan Brady
Vice President, Investor Relations
Corporate
703.641.3000
investorrelations@csc.com

CSC REPORTS SECOND QUARTER 2012 RESULTS

Strong Bookings, Stable Revenue, Goodwill Impairment Charge Recorded

FALLS CHURCH, Va., Nov. 9 – CSC (NYSE: CSC) today reported results for the second quarter of fiscal 2012 ended September 30, 2011.

The results are as follows:
•	New business awards of $6.6 billion for the quarter resulted in a half year increase of 13% above last year.
•	Revenue increased by 1% to $3.97 billion from $3.94 billion in the year-ago quarter.
•
In the quarter, the Company recorded two significant non-cash charges arising from the annual goodwill impairment analysis and the previously disclosed claims settlement, resulting in an EPS of ($18.56).

➢	The goodwill impairment charge arose from the Company’s annual test and the charge taken in the quarter was $2.69 billion, equivalent to ($18.21) EPS.
➢
On August 24, 2011, the Company announced that it had reached an agreement in principle with the U.S. Government in a dispute of contract claims.  The settlement was finalized in September resulting in a contract extension of approximately $1 billion and required the company to record a non-cash, pre-tax charge of $269 million which reduced EPS by $1.20.

•	Integration of the recently completed acquisition of iSOFT, including the conversion from IFRS to GAAP, reduced EPS by $0.09.
•	Excluding the impact of the two non cash charges and the iSOFT integration, pro forma EPS from continuing operations was $0.94 compared to as reported EPS of $1.05 for the previous year.
•	Pre-tax margin was -72.0% compared with 6.23% from the previous year.
•
Operating income margin was -1.89% which included the adverse impact of the U.S. Government settlement and the recently completed iSOFT acquisition.  On a pro forma basis, operating income margin was 5.56% which compares to 7.75% for the prior year.

•
The Company’s cash position was impacted by the previously announced approximately $265 million refund of advanced payments to the NHS.  Free cash flow for the quarter was negative $268 million, compared to last year’s free cash flow of $178 million.  The cash payment of $277 million arising from the settlement with the U.S. Government was received in October and is therefore not reflected in the company’s second quarter financial results.

New Business Awards

Across the three lines of business, new business awards for the second quarter were $6.6 billion.  North American Public Sector (NPS) contributed $3.1 billion, MSS reported $2.6 billion, and Business Solutions & Services closed $0.9 billion of new business.

On a year-to-date basis, new business awards were approximately $8.9 billion compared to $7.9 billion in the previous year.

Revenue by Line of Business

For the quarter, revenue from BSS was $0.95 billion (an increase of 8.7% from the second quarter last year and 2.4% in constant currency).  NPS revenue was $1.44 billion (down 4.8% from the second quarter last year and down 2.1% when adjusted for the settlement of disputed claims with the U.S. Government).  MSS revenue was $1.62 billion (an increase of 2.4% from the second quarter of last year and a decline of 2.8% in constant currency).

Business Commentary

“The first half total bookings of $8.9 billion is encouraging and reflects the investment we have made in our sales organization,” said Michael W. Laphen, CSC Chairman, President and Chief Executive Officer. “I am encouraged with the direction of our commercial revenue in the quarter and although the NPS business continues to be impacted by the Federal budget uncertainty, I am comfortable with our relative position in this market. With respect to the bottom line, MSS is a turnaround story and as previously announced we have made several organization and process changes aimed at accelerating improvements. As stated above, we have taken a non-cash goodwill impairment charge resulting from our annual test which is normally conducted in our second quarter. In our estimation, a key contributor to this charge is the fact that our stock price has been under pressure of late as the result of several business and market uncertainties. During the quarter our equitable settlement with the US government was finalized, resulting in a $1 billion incremental contract value, a cash payment to the Company of $277 million and a non-cash pre-tax charge of $269 million.”

Fiscal Year 2012 Updated Guidance

	August 10, 2011	November 9, 2011
New Business Awards (billions)	~$17	~$17
Revenue (billions)	$16.5 - $17.0	$16.5 - $16.7
Operating Income Margin	7.00% - 7.50%	~6% pro forma*
EPS	$4.70 - $4.80	$4.05 - $4.10 pro forma*
Free Cash Flow as a % of Net Income	> 90%	> 90% pro forma*

* excluding the claims settlement and the goodwill impairment charge

Conference Call and Webcast

CSC senior management will host a conference call and Webcast at 11:00 a.m. EST today. The conference call dial-in number for domestic callers is 877-681-3370. International callers will need to dial +1 719-457-1517. The pass code for all participants is 2693468. The Webcast and presentation slides can be accessed at www.csc.com/investor_relations.

Non-GAAP Measures

In an effort to provide investors with additional information regarding the Company’s preliminary results as determined by generally accepted accounting principles (GAAP), the Company has also disclosed in this press release preliminary non-GAAP information which management believes provides useful information to investors, including: pro forma data, operating income, operating margin, free cash flow and free cash flow as a percentage of net income attributable to CSC common shareholders.  A reconciliation of the adjustments to preliminary GAAP results for this quarter, twelve months and prior periods, as well as the rationale for management’s use of non-GAAP measures, is included in the tables below.

About CSC

CSC is a global leader in providing technology-enabled business solutions and services. Headquartered in Falls Church, Va., CSC has approximately 97,000 employees and reported revenue of $16.2 billion for the 12 months ended September 30, 2011. For more information, visit the company's website at www.csc.com.

All statements in this press release and in all future press releases that do not directly and exclusively relate to historical facts constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements represent the Company’s intentions, plans, expectations and beliefs, and are subject to risks, uncertainties and other factors, many of which are outside the Company’s control. These factors could cause actual results to differ materially from such forward-looking statements. For a written description of these factors, see the section titled “Risk Factors” in CSC’s Form 10-K for the fiscal year ended April 1, 2011 and any updating information in subsequent SEC filings.  The Company disclaims any intention or obligation to update these forward-looking statements whether as a result of subsequent event or otherwise, except as required by law.

CSC-Page 4

                                                                                                                                                                                                                        11/09/2011
Revenues by Segment
(preliminary and unaudited)

	Quarter Ended
			% of Total Revenue
(Amounts in millions)	September 30, 2011	October 1, 2010 (2)	Fiscal 2011	Fiscal 2010(2)

Business Solutions & Services	$945	$869	24%	22%
Managed Services Sector	1,619	1,581	41%	40%
Department of Defense(3)	964	1,074	24%	27%
Civil Agencies(3)	424	380	11%	10%
Other(1)	48	55	1%	2%
North American Public Sector	1,436	1,509	36%	39%
Corporate & Eliminations	(34)	(24)	(1)%	(1)%
Total Revenues	$3,966	$3,935	100%	100%

	Six Months Ended
			% of Total Revenue
(Amounts in millions)	September 30, 2011	October 1, 2010 (2)	Fiscal 2011	Fiscal 2010(2)

Business Solutions & Services	$1,906	$1,690	24%	22%
Managed Services Sector	3,238	3,179	40%	40%
Department of Defense(3)	1,981	2,165	25%	28%
Civil Agencies(3)	828	752	10%	10%
Other(1)	111	112	2%	1%
North American Public Sector	2,920	3,029	37%	39%
Corporate & Eliminations	(65)	(53)	(1)%	(1)%
Total Revenues	$7,999	$7,845	100%	100%

(1)	Other revenues consist of revenue from state, local and select foreign governments as well as commercial contracts performed by the NPS segment.
(2)	Prior year amounts have been recast from the one presented in previously filed Form 10-Q and Press Release to reflect discontinued operations of a business sold in fiscal 2011.
(3)	Certain NPS amounts in fiscal 2012 and 2011 were reclassified from Department of Defense to Civil Agencies to conform to the current year presentation

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                                                                                                                                                                                                                    11/09/2011

Consolidated Condensed Statements of Operations
(preliminary and unaudited)

	Quarter Ended		Six Months Ended
(Amounts in millions, except per-share amounts)	September 30, 2011	October 1, 2010 (1)	September 30, 2011	October 1, 2010 (1)

Revenues	$3,966	$3,935	$7,999	$7,845
Costs of services (excludes depreciation and amortization and settlement charge)	3,283	3,148	6,648	6,318
Costs of services - settlement charge (excludes amount charged to revenue of $42)	227	-	227	-
Selling, general and administrative	307	246	571	489
Depreciation and amortization	290	272	568	528
Goodwill impairment	2,685	-	2,685	-
Interest expense	46	42	88	83
Interest income	(12)	(9)	(24)	(17)
Other income, net	(6)	(9)	(11)	(12)
Total costs and expenses	6,820	3,690	10,752	7,389

(Loss) income from continuing operations before taxes	(2,854)	245	(2,753)	456
Taxes on income	12	71	(73)	137
(Loss) income from continuing operations	(2,866)	174	(2,680)	319
Income (loss) from discontinued operations, net of taxes	-	19	(1)	22
Net (loss) income	(2,866)	193	(2,681)	341
Less: Net income attributable to noncontrolling interest, net of tax	11	9	13	14
Net (loss) income attributable to CSC common shareholders	$(2,877)	$184	$(2,694)	$327

Earnings (loss) per common share :
Basic:
Continuing operations	$(18.56)	$1.06	$(17.38)	$1.98
Discontinued operations	-	0.13	(0.01)	0.14
	$(18.56)	$1.19	$(17.39)	$2.12
Diluted:(2)
Continuing operations	$(18.56)	$1.05	$(17.38)	$1.95
Discontinued operations	-	0.13	(0.01)	0.14
	$(18.56)	$1.18	$(17.39)	$$2.09

Cash dividend per common share	$0.20	$0.15	$0.40	$0.30

Weighted average common shares outstanding for:
Basic EPS	155.045	154.393	154.994	154.304
Diluted EPS(2)	155.045	155.766	154.994	156.302

(1)
The consolidated condensed statement of operations for the quarter  and six months ended October 1, 2010, has been recast  from the one presented in previously filed Form 10-Q and Press Release to reflect discontinued operations of a business sold in the second quarter of  fiscal 2011.

(2)
The computation of the diluted earnings (loss) per share for the quarter and six months ended September 30, 2011, excluded options and restricted stock units whose effect if included would have been anti-dilutive due to the Company’s net loss.

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                                                                                                                                                                                                                      11/09/2011

Selected Balance Sheet Data
(preliminary and unaudited)

(Amounts in millions)	As of
	September 30, 2011	April 2, 2011
Assets
Cash and cash equivalents	$978	$1,837
Receivables, net	3,965	3,719
Prepaid expenses and other current assets	1,733	2,001
Total current assets	6,676	7,557

Property and equipment, net	2,523	2,496
Outsourcing contract costs, net	622	647
Software, net	686	562
Goodwill	1,786	4,038
Other assets	1,028	820
Total assets	$13,321	$16,120

Liabilities
Short-term debt and current maturities of long-term debt	$787	$170
Accounts payable	451	517
Accrued payroll and related costs	772	817
Other accrued expenses	1,145	1,291
Deferred revenue	590	987
Income taxes payable and deferred income taxes	329	396
Total current liabilities	4,074	4,178

Long-term debt, net of current maturities	2,478	2,409
Income tax liabilities and deferred income taxes	507	511
Other long-term liabilities	1,526	1,462

Total equity	4,736	7,560

Total liabilities and equity	$13,321	$16,120

Debt as a percentage of total capitalization	40.8%	25.4%

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Consolidated Condensed Statement of Cash Flows
(preliminary and unaudited)
	Six Months Ended
(Amounts in millions)	September 30, 2011	October 1, 2010
Cash flows from operating activities:
Net (loss) income	$(2,681)	$341
Adjustments to reconcile net (loss) income to net cash (used in) provided by operating activities:
Depreciation and amortization and other non-cash charges	611	571
Goodwill impairment	2,685	-
Settlement charge	269	-
Stock based compensation	22	30
Provision for losses on accounts receivable	6	6
Unrealized foreign currency exchange loss (gain)	10	(12)
Loss (gain) on dispositions	3	(30)
Changes in operating assets and liabilities, net of effects of acquisitions and dispositions:
Increase in assets	(217)	(277)
Decrease in liabilities	(748)	(287)
Net cash (used in) provided by operating activities	(40)	342
Cash flows from investing activities:
Purchases of property and equipment	(301)	(337)
Outsourcing contracts	(96)	(58)
Acquisitions, net of cash acquired	(368)	(65)
Business dispositions	-	52
Software purchased or developed	(146)	(94)
Other investing activities, net	8	44
Net cash used in investing activities	(903)	(458)

Cash flows from financing activities:
Net borrowings of commercial paper	505	-
Borrowings under lines of credit	79	8
Repayments of borrowings under lines of credit	(19)	(5)
Principal payments on long-term debt	(395)	(40)
Proceeds from stock options	15	18
Excess tax benefit from stock based compensation	2	2
Dividend payments	(62)	(23)
Other financing activities, net	(6)	(7)
Net cash provided by (used in) financing activities	119	(47)

Effect of exchange rate changes on cash and cash equivalents	(35)	36

Net decrease in cash and cash equivalents	(859)	(127)
Cash and cash equivalents at beginning of year	1,837	2,784
Cash and cash equivalents at end of period	$978	$2,657

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Non-GAAP Financial Measures
The following tables reconcile operating income and free cash flow to the most directly comparable financial measure calculated and presented in accordance with GAAP.  CSC management believes that these non-GAAP financial measures provide useful information to investors regarding the Company’s financial condition and results of operations as they provide another measure of the Company’s profitability and ability to service its debt, and are considered important measures by financial analysts covering CSC and its peers.  Management uses operating income to evaluate business unit financial performance and it is one of the measures used in assessing management performance.  One of the limitations associated with the use of operating income (as compared to reported earnings) is that it does not reflect the complete financial results of the Company.  CSC compensates for these limitations by providing reconciliation between operating income and income before taxes.

GAAP Reconciliations

Operating Income (preliminary and unaudited)	Quarter Ended		Six Months Ended
(Amounts in millions)	September 30, 2011	October 1, 2010 (1)	September 30, 2011	October 1, 2010 (1)

Operating (loss) income	$(75)	$305	$105	$582
Corporate G&A	(66)	(36)	(120)	(72)
Interest expense	(46)	(42)	(88)	(83)
Interest income	12	9	24	17
Goodwill impairment	(2,685)	-	(2,685)	-
Other income, net	6	9	11	12
Income (loss) from continuing operations before taxes	$(2,854)	$245	$(2,753)	$456

Free Cash Flow (preliminary and unaudited)	Quarter Ended		Six Months Ended
(Amounts in millions)	September 30, 2011	October 1, 2010 (1)	September 30, 2011	October 1, 2010 (1)

Free cash flow	$(268)	$178	$(671)	$(132)
Net cash used in investing activities	569	205	903	458
Acquisitions, net of cash acquired	(360)	(61)	(368)	(65)
Business dispositions	-	52	-	52
Short-term investments	9	(3)	3	(11)
Payment on capital leases and other long-term asset financings	56	31	93	40
Net cash provided by (used in) operating activities	$6	$402	$(40)	$342
Net cash used in investing activities	$(569)	$(205)	$(903)	$(458)
Net cash (used in) provided by financing activities	$(75)	$(49)	$119	$(47)

Operating income (loss)	$(75)	$305	$105	$582
Operating margin	(1.89)%	7.75%	1.31%	7.42%
Pre-tax margin	(71.96)%	6.23%	(34.42)%	5.81%

Note:  Free cash flow is a non-GAAP measure and the Company's definition of such measure may differ from other companies. We define free cash flow as equal to the sum of (1) operating cash flows, (2) investing cash flows, excluding business acquisitions, dispositions and investments (including short-term investments and purchase or sale of available for sale securities), and (3) payments on capital leases and other long-term asset financings. Operating margin is defined as operating income as a percentage of revenue. Pre-tax margin is defined as income before taxes as a percentage of revenue.

(1)
The quarter and six months ended October 1, 2010, amounts have been recast from the one presented in previously filed Form 10-Q and Press Release to reflect discontinued operations of a business sold in the second quarter of fiscal 2011.

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Profit and Loss Statement Pro Forma

(Amounts in millions)

	Q2 FY12 Actual	Claims Settlement	iSOFT	Goodwill Impairment	Q2 FY12 Pro Forma*
Total Revenue	$3,966	$(42)	$32		$3,976
Operating Income	(75)	(269)	(27)		221
OI Margin	-1.89%				5.56%
Corporate G&A	66				66
Net Interest Expense	34				34
Other Income, Net	(6)		(13)		7
Goodwill Impairment	2,685			(2,685)
Income/(Loss) from Continuing Operations Before Taxes	(2,854)	(269)	(14)	(2,685)	114
Tax Rate	-0.4%	30.4%	6.5%	-5.1%	-37.9%
Net Income/(Loss) Attributable to CSC Common Shareholders	(2,877)	(187)	(14)	(2,823)	146

Diluted Earnings/(Loss) per share from Continuing Operations	$(18.56)	$(1.20)	$(0.09)	$(18.21)	$0.94

Pro Forma: excludes Goodwill Impairment, Claims settlement, and iSOFT impact. This table reconciles Pro Forma Revenue, Operating Income, and EPS (all non-GAAP measures) to the most directly comparable financial measure calculated and presented in accordance with GAAP. CSC Management believes that these non-GAAP financial measures provide useful information to investors regarding the impact of two large non-cash items and a significant acquisition which occurred in Q2 FY12. Numbers may not add up due to rounding.